Exhibit 4.1

DISCOVER CARD EXECUTION NOTE TRUST

Issuer

and

U.S. BANK NATIONAL ASSOCIATION

Indenture Trustee

CLASS A(2014-5) TERMS DOCUMENT

Dated as of October 16, 2014

to

AMENDED AND RESTATED INDENTURE SUPPLEMENT

Dated as of June 4, 2010

for the DiscoverSeries Notes

to

INDENTURE

Dated as of July 26, 2007

Exhibit

Exhibit A     Form of Class A Note

THIS CLASS A(2014-5) TERMS DOCUMENT (this “Terms Document”), by and between DISCOVER CARD EXECUTION NOTE TRUST, a statutory trust created under the laws of the State of Delaware (the “Issuer”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, as Indenture Trustee (the “Indenture Trustee”), is made and entered into as of October 16, 2014.

Pursuant to this Terms Document, the Issuer shall create a new Tranche of Class A Notes of the DiscoverSeries and shall specify the principal terms thereof.

ARTICLE I

Definitions and Other Provisions of General Application

Section 1.01 Definitions. For all purposes of this Terms Document, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(2) all other terms used herein which are defined in the Indenture Supplement or the Indenture, either directly or by reference therein, have the meanings assigned to them therein;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder means such accounting principles as are generally accepted in the United States of America at the date of such computation;

(4) all references in this Terms Document to designated “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this Terms Document; the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Terms Document as a whole and not to any particular Article, Section or other subdivision;

(5) in the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture Supplement or the Indenture, the terms and provisions of this Terms Document shall be controlling, but solely with respect to the Class A(2014-5) Notes;

(6) each capitalized term defined herein shall relate only to the Class A(2014-5) Notes and no other Tranche of Notes issued by the Issuer;

(7) “including” and words of similar import will be deemed to be followed by “without limitation”; and

(8) for purposes of determining any amount or making any calculation hereunder, such amount or calculation, (x) if specified to be as of the first day of any Due Period, shall (a) include any Notes issued during such Due Period as if such Notes had been outstanding on the first day of such Due Period and (b) give effect to any payments, deposits or other allocations made on the Distribution Date related to the prior Due Period, and (y) if specified to be as of the close of business on the last day of any Due Period shall give effect to any payments, deposits or other allocations made on the related Distribution Date.

“Accumulation Amount” means $100,000,000; provided, however, if the commencement of the Accumulation Period is delayed in accordance with Section 2.11 hereof, the Accumulation Amount shall be determined in accordance with the definition of “Accumulation Amount” in the Indenture Supplement.

“Accumulation Commencement Date” means October 1, 2016, or such later date as the Calculation Agent on behalf of the Issuer determines in accordance with Section 2.11 hereof.

“Accumulation Period” has the meaning set forth in the Indenture Supplement.

“Accumulation Period Length” means 12 months; provided, however, if the commencement of the Accumulation Period is delayed in accordance with Section 2.11 hereof, the Accumulation Period Length shall be determined in accordance with the definition of “Accumulation Period Length” in the Indenture Supplement.

“Accumulation Reserve Funding Period” shall not apply if the Calculation Agent on behalf of the Issuer notifies the Indenture Trustee that it expects the Accumulation Period Length to be adjusted to one (1) month, and otherwise shall mean a period commencing on the first Distribution Date on which a condition in the right column of the following table was in effect on the immediately preceding Distribution Date, if the Distribution Date is a Distribution Date described in the corresponding left column of the following table, and ending on the Distribution Date immediately preceding the earlier to occur of:

(x) the Expected Maturity Date for the Class A(2014-5) Notes and

(y) the Principal Payment Date on which the Outstanding Dollar Principal Amount of the Class A(2014-5) Notes is paid in full.

Distribution Date:	Condition:

(a) The Distribution Date occurring three (3) calendar months prior to the first scheduled Distribution Date of the Accumulation Period (as adjusted in accordance with Section 2.11 hereof) and any following Distribution Date	No condition.

(b) The Distribution Date occurring four (4) calendar months prior to the first scheduled Distribution Date of the Accumulation Period (as adjusted in accordance with Section 2.11 hereof) and any following Distribution Date	The three-month rolling average Excess Spread Percentage is less than 4%.

(c) The Distribution Date occurring six (6) calendar months prior to the first scheduled Distribution Date of the Accumulation Period (as adjusted in accordance with Section 2.11 hereof) and any following Distribution Date	The three-month rolling average Excess Spread Percentage is less than 3%.

(d) The Distribution Date occurring twelve (12) calendar months prior to the first scheduled Distribution Date of the Accumulation Period (as adjusted in accordance with Section 2.11 hereof) and any following Distribution Date	The three-month rolling average Excess Spread Percentage is less than 2%.

provided, however, if at any point the Accumulation Reserve Funding Period has not commenced because no condition requiring funding has occurred or the Calculation Agent has determined that the Accumulation Period Length will be shortened to one (1) month, and subsequently a condition requiring funding occurs and the Calculation Agent determines that the Accumulation Period Length will not be so shortened, the Accumulation Reserve Funding Period shall commence on the following Distribution Date.

“Class A(2014-5) Adverse Event” means the occurrence of any of the following: (a) an Early Redemption Event with respect to the Class A(2014-5) Notes or (b) an Event of Default and acceleration of the Class A(2014-5) Notes; provided, however, that if the only such event to have occurred is an Excess Spread Early Redemption Event for which an Excess Spread Early Redemption Cure has occurred, a Class A(2014-5) Adverse Event shall not be treated as continuing from and after the date of such cure.

“Class A(2014-5) Note” means any Note, in the form set forth in Exhibit A hereto, designated therein as a Class A(2014-5) Note and duly executed and authenticated in accordance with the Indenture.

“Class A(2014-5) Noteholder” means a Person in whose name a Class A(2014-5) Note is registered in the Note Register.

“Class A(2014-5) Termination Date” means the earliest to occur of (a) the Principal Payment Date on which the Outstanding Dollar Principal Amount of the Class A(2014-5) Notes is paid in full, (b) the Legal Maturity Date and (c) the date on which the Indenture is discharged and satisfied pursuant to Article VI thereof.

“Excess Spread Percentage” for any Distribution Date means a fraction, the numerator of which is the Excess Spread Amount for such Distribution Date multiplied by 12 and the denominator of which is the sum of the Nominal Liquidation Amounts of all Tranches of DiscoverSeries Notes as of the first day of the related Due Period.

“Expected Maturity Date” means October 16, 2017.

“Indenture” means the Indenture dated as of July 26, 2007 between the Issuer and Indenture Trustee, as amended by the First Amendment to Indenture, dated as of June 4, 2010, as such agreement may be further amended, supplemented, restated, amended and restated, replaced or otherwise modified from time to time.

“Indenture Supplement” means the Amended and Restated Indenture Supplement dated as of June 4, 2010, for the DiscoverSeries Notes, by and between the Issuer and the Indenture Trustee, as the same may be further amended, supplemented, restated, amended and restated, replaced or otherwise modified from time to time.

“Initial Dollar Principal Amount” means $1,200,000,000, or such higher amount as is specified in any Notice of Additional Issuance under Section 2.09 hereof.

“Interest Accrual Period” means, with respect to any Interest Payment Date, the period from and including the 15th day of the month in which the previous Interest Payment Date occurred (or, in the case of the first Interest Payment Date for any Class A(2014-5) Note, from and including the applicable Issuance Date and assuming the month of issuance has 30 days) to but excluding the 15th day of the month in which the current Interest Payment Date occurs assuming each month has 30 days.

“Interest Payment Date” means the fifteenth day of each month commencing in November 2014, or if such fifteenth day is not a Business Day, the next succeeding Business Day.

“Issuance Date” means October 16, 2014 with respect to all Class A(2014-5) Notes issued on the date hereof and, with respect to any additional Class A(2014-5) Notes issued pursuant to Section 2.09 hereof, any Issuance Date specified in the Notice of Additional Issuance delivered thereunder.

“Legal Maturity Date” means April 15, 2020.

“Note Interest Rate” means 1.39% per annum, calculated on the basis of twelve 30-day months and a 360-day year.

“Notice of Additional Issuance” has the meaning set forth in Section 2.09 hereof.

“Required Daily Deposit Target Finance Charge Amount” means, for any day in a Due Period, an amount equal to the Class A Tranche Interest Allocation for the related Distribution Date.

“Required Daily Deposit Target Principal Amount” means, for any day in a Due Period, (i) if such Due Period is in the Accumulation Period for the Class A(2014-5) Notes, the Accumulation Amount, (ii) if such day is on or after the occurrence and during the continuance of a Class A(2014-5) Adverse Event, the Nominal Liquidation Amount of the Class A(2014-5) Notes, and (iii) in all other circumstances, zero.

“Required Subordinated Amount of Class B Notes” means, for the Class A(2014-5) Notes for any date of determination, an amount equal to the product of

(a) the Required Subordinated Percentage of Class B Notes for such Class A(2014-5) Notes on such date of determination and

(b) the Nominal Liquidation Amount of such Class A(2014-5) Notes on such date of determination;

provided, however, that for any date of determination on or after the occurrence and during the continuation of a Class A(2014-5) Adverse Event, the Required Subordinated Amount of Class B Notes for the Class A(2014-5) Notes will be the greater of

(x) the amount determined above for such date of determination and

(y) the amount determined above for the date immediately prior to the date on which such Class A(2014-5) Adverse Event shall have occurred.

“Required Subordinated Amount of Class C Notes” means, for the Class A(2014-5) Notes for any date of determination, an amount equal to the product of

(a) the Required Subordinated Percentage of Class C Notes for such Class A(2014-5) Notes on such date of determination and

(b) the Nominal Liquidation Amount of such Class A(2014-5) Notes on such date of determination;

provided, however, that for any date of determination on or after the occurrence and during the continuation of a Class A(2014-5) Adverse Event, the Required Subordinated Amount of Class C Notes for the Class A(2014-5) Notes will be the greater of

(x) the amount determined above for such date of determination and

(y) the amount determined above for the date immediately prior to the date on which such Class A(2014-5) Adverse Event shall have occurred.

“Required Subordinated Amount of Class D Notes” means, for the Class A(2014-5) Notes for any date of determination, an amount equal to the product of

(a) the Required Subordinated Percentage of Class D Notes for such Class A(2014-5) Notes on such date of determination and

(b) the Nominal Liquidation Amount of such Class A(2014-5) Notes on such date of determination;

provided, however, that for any date of determination on or after the occurrence and during the continuation of a Class A(2014-5) Adverse Event, the Required Subordinated Amount of Class D Notes for the Class A(2014-5) Notes will be the greater of

(x) the amount determined above for such date of determination and

(y) the amount determined above for the date immediately prior to the date on which the Class A(2014-5) Adverse Event shall have occurred.

“Required Subordinated Percentage of Class B Notes” means, for the Class A(2014-5) Notes, 7.284768%, subject to adjustment in accordance with Section 2.02.

“Required Subordinated Percentage of Class C Notes” means, for the Class A(2014-5) Notes, 9.271523%, subject to adjustment in accordance with Section 2.02.

“Required Subordinated Percentage of Class D Notes” means, for the Class A(2014-5) Notes, 15.894040%, subject to adjustment in accordance with Section 2.02.

“Specified Rating” means, for the Class A(2014-5) Notes, Aaa(sf) with respect to Moody’s, AAA(sf) with respect to Standard & Poor’s and AAAsf with respect to Fitch.

“Stated Principal Amount” means $1,200,000,000 or such higher amount as is specified in any Notice of Additional Issuance under Section 2.09.

“Targeted Accumulation Reserve Subaccount Deposit” means, with respect to any Distribution Date during the Accumulation Reserve Funding Period, an amount equal to (i) 0.5% of the Outstanding Dollar Principal Amount of the Class A(2014-5) Notes as of the close of business on the last day of the related Due Period or (ii) any other amount designated by the Calculation Agent on behalf of the Issuer.

Section 1.02 Representations and Warranties of Issuer. The Issuer represents and warrants that:

(a) the Issuer has been duly formed and is validly existing as a statutory trust in good standing under the laws of the State of Delaware, and has full power and authority to execute and deliver this Terms Document and to perform the terms and provisions hereof;

(b) the execution, delivery and performance of this Terms Document by the Issuer have been duly authorized by all necessary corporate and statutory trust proceedings of any Beneficiary and the Owner Trustee, do not require any approval or consent of any governmental agency or authority, and do not and will not conflict with any material provision of the Certificate of Trust or the Trust Agreement of the Issuer;

(c) this Terms Document is the valid, binding and enforceable obligation of the Issuer, except as the same may be limited by receivership, insolvency, reorganization, moratorium or other laws relating to the enforcement of creditors’ rights generally or by general equity principles;

(d) to the best of the Issuer’s knowledge, this Terms Document will not conflict with any law or governmental regulation or court decree applicable to it;

(e) the Issuer is not required to be registered under the Investment Company Act;

(f) all information heretofore furnished by the Issuer in writing to the Indenture Trustee for purposes of or in connection with this Terms Document or any transaction contemplated hereby is, and all such information hereafter furnished by the Issuer in writing to the Indenture Trustee will be, true and accurate in every material respect or based on reasonable estimates on the date as of which such information is stated or certified; and

(g) to the best knowledge of the Issuer, there are no proceedings or investigations pending against the Issuer before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality having jurisdiction over the Issuer (i) asserting the invalidity of this Terms Document, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Terms Document or (iii) seeking any determination or ruling which in the Issuer’s judgment would materially and adversely affect the performance by the Issuer of its obligations under this Terms Document or the validity or enforceability of this Terms Document.

Section 1.03 Representations and Warranties of Indenture Trustee. The Indenture Trustee represents and warrants and any successor trustee shall represent and warrant that:

(a) The Indenture Trustee is organized, existing and in good standing under the laws of the United States of America;

(b) The Indenture Trustee has full power, authority and right to execute, deliver and perform this Terms Document, and has taken all necessary action to authorize the execution, delivery and performance by it of this Terms Document; and

(c) This Terms Document has been duly executed and delivered by the Indenture Trustee.

Section 1.04 Limitations on Liability.

(a) It is expressly understood and agreed by the parties hereto that (i) this Terms Document is executed and delivered by the Owner Trustee not individually or personally but solely as Owner Trustee under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking or agreement by the Owner Trustee but is made and intended for the purpose of binding only the Issuer, (iii) nothing herein contained will be construed as creating any liability on the Owner Trustee individually or personally, to perform any covenant of the Issuer either expressed or implied herein, all such liability, if any, being expressly waived by the parties to this Terms Document and by any Person claiming by, through or under them and (iv) under no circumstances will the Owner Trustee be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Terms Document or any related documents.

(b) None of the Indenture Trustee, the Owner Trustee, the Calculation Agent, any Beneficiary, the Depositor, any Master Servicer or any Servicer or any of their respective officers, directors, employees, incorporators or agents will have any liability with respect to this Terms Document, and recourse may be had solely to the Collateral pledged to secure these Class A(2014-5) Notes under the Indenture, the Indenture Supplement and this Terms Document.

Section 1.05 Governing Law. THIS TERMS DOCUMENT WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATION LAW, WITHOUT REFERENCE TO ANY CONFLICT OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER STATE.

Section 1.06 Counterparts. This Terms Document may be executed in any number of counterparts, each of which when so executed will be deemed to be an original, but all such counterparts will together constitute but one and the same instrument.

Section 1.07 Ratification of Indenture and Indenture Supplement. As supplemented by this Terms Document, each of the Indenture and the Indenture Supplement is in all respects ratified and confirmed and the Indenture as supplemented by the Indenture Supplement and this Terms Document shall be read, taken and construed as one and the same instrument.

ARTICLE II

The Class A(2014-5) Notes

Section 2.01 Creation and Designation. There is hereby created a Tranche of Class A Notes to be issued pursuant to this Terms Document, the Indenture and the Indenture Supplement to be known as the “DiscoverSeries Class A(2014-5) Notes.”

Section 2.02 Adjustments to Required Subordinated Percentages and Amount.

(a) On any date, the Issuer may, at the direction of the Beneficiary, change the Required Subordinated Percentage of Class B Notes, the Required Subordinated Percentage of Class C Notes or the Required Subordinated Percentage of Class D Notes, in each case for the Class A(2014-5) Notes, without the consent of any Noteholders; provided that the Issuer has received written confirmation from each applicable Note Rating Agency that the change in such percentage will not result in a Ratings Effect for any Tranche of Outstanding DiscoverSeries Notes.

(b) On any date, the Issuer may, at the direction of the Beneficiary, replace all or a portion of the Required Subordinated Amount of Class B Notes, the Required Subordinated Amount of Class C Notes or the Required Subordinated Amount of Class D Notes, in each case for the Class A(2014-5) Notes with a different form of credit enhancement (including, without limitation, a cash collateral account, a letter of credit, a reserve account, a surety bond, an insurance policy or a collateral interest, or any combination thereof) and may add such definitions and other terms and make such additional amendments to this Terms Document as shall be necessary for such replacement without the consent of any Noteholders, provided that the Issuer has received written confirmation from each applicable Note Rating Agency that such replacement and such other amendments will not result in a Ratings Effect for any Tranche of Outstanding DiscoverSeries Notes.

Section 2.03 Interest Payment. For the first Interest Payment Date, November 17, 2014, the amount of interest due with respect to the Class A(2014-5) Notes is $1,343,666.67. For each Interest Payment Date following the first Interest Payment Date for any Class A(2014-5) Note, the amount of interest due with respect to the Class A(2014-5) Notes shall be an amount equal to

(i)	(A) a fraction, the numerator of which is 30 and the denominator of which is 360, times

(B) the Note Interest Rate in effect with respect to such related Interest Accrual Period, times

(ii)	the Outstanding Dollar Principal Amount of the Class A(2014-5) Notes determined as of the first date of such related Interest Accrual Period, plus any Class A Tranche Interest Allocation Shortfall for such Class A(2014-5) Notes for the immediately preceding Distribution Date, together with interest thereon at the Note Interest Rate in effect with respect to such related Interest Accrual Period, calculated on the basis of twelve 30-day months and a 360-day year.

Section 2.04 [Reserved].

Section 2.05 Payments of Interest and Principal.

(a) The Issuer will cause interest to be paid on each Interest Payment Date and principal to be paid on the Expected Maturity Date; provided, however, that it shall not be an Event of Default if principal is not paid in full on such Expected Maturity Date unless funds for such payment have been allocated in accordance with Section 3.01 of the Indenture Supplement; and provided, further, that if a Class A(2014-5) Adverse Event has occurred and is continuing, principal will instead be payable in monthly installments on each Principal Payment Date for the Class A(2014-5) Notes in accordance with Sections 3.01 and 3.05 of the Indenture Supplement. All payments of interest and principal on the Class A(2014-5) Notes shall be made as set forth in Section 1102 of the Indenture.

(b) The right of the Class A(2014-5) Noteholders to receive payments from the Issuer will terminate on the Class A(2014-5) Termination Date.

(c) All payments of principal, interest or other amounts to the Class A(2014-5) Noteholders will be made pro rata based on the Stated Principal Amount of their Class A(2014-5) Notes.

Section 2.06 Form of Delivery of Class A(2014-5) Notes; Depository; Denominations.

(a) The Class A(2014-5) Notes shall be delivered in the form of a Global Note which shall be a Registered Note as provided in Section 204 of the Indenture. The form of the Class A(2014-5) Notes is attached hereto as Exhibit A.

(b) The Depository for the Class A(2014-5) Notes shall be The Depository Trust Company, and the Class A(2014-5) Notes shall initially be registered in the name of Cede & Co., its nominee.

(c) The Class A(2014-5) Notes will be issued in minimum denominations of $200,000 and integral multiples of $1,000 in excess of that amount.

Section 2.07 Delivery and Payment for the Class A(2014-5) Notes. The Issuer shall execute and deliver the Class A(2014-5) Notes to the Indenture Trustee for authentication, and the Indenture Trustee shall deliver the Class A(2014-5) Notes when authenticated, each in accordance with Sections 203 and 303 of the Indenture.

Section 2.08 Targeted Deposits to the Accumulation Reserve Account. The deposit targeted to be made to the Accumulation Reserve Subaccount for the Class A(2014-5) Notes for any Due Period during the Accumulation Reserve Funding Period will be an amount equal to the Targeted Accumulation Reserve Subaccount Deposit minus any amount on deposit in the Accumulation Reserve Subaccount for the Class A(2014-5) Notes.

Section 2.09 Additional Issuances of Notes. Subject to clauses (ii), (iii), (iv) and (v) of Sections 2.02 and Section 2.03 of the Indenture Supplement, the Issuer may issue additional Class A(2014-5) Notes, so long as the following conditions precedent are satisfied:

(a) the Issuer shall have given the Indenture Trustee written notice of such issuance of additional Class A(2014-5) Notes (the “Notice of Additional Issuance”) at least one (1) Business Day in advance of the Issuance Date thereof, which notice shall include:

(i)	the Issuance Date of such additional Class A(2014-5) Notes;

(ii)	the amount of such additional Class A(2014-5) Notes being offered and the resulting Initial Dollar Principal Amount and Stated Principal Amount of Class A(2014-5) Notes;

(iii)	the date from which interest on such additional Class A(2014-5) Notes will accrue (which may be a date prior to the date of issuance thereof);

(iv)	the first Interest Payment Date on which interest will be paid on such additional Class A(2014-5) Notes; and

(v)	any other terms that the Issuer set forth in such notice of issuance of additional Class A(2014-5) Notes to clarify the rights of Holders of such additional Class A(2014-5) Notes or the effect of such issuance of additional Class A(2014-5) Notes on any calculations to be made with respect to the Class A(2014-5) Notes, Class A, or the Issuer.

All such terms shall be incorporated into and form a part of this Terms Document on and after the effective date of such Class A(2014-5) Notes;

(b) no Class A(2014-5) Adverse Event has occurred and is continuing; and

(c) either (i) the issuance of such additional Class A(2014-5) Notes would be treated as part of the same issue as the outstanding Class A(2014-5) Notes under Treasury Regulation Sections 1.1275-1(f)(1) or 1.1275-2(k), or (ii) such additional Class A(2014-5) Notes are not issued with “original issue discount” for purposes of Section 1273 of the Code.

The Issuer shall not have to satisfy the conditions set forth in Section 310 of the Indenture in connection with an issuance of additional Class A(2014-5) Notes so long as such conditions were satisfied or waived in connection with the initial issuance of Class A(2014-5) Notes; provided, however, that the Issuer shall have to deliver to the Indenture Trustee a Master Trust Tax Opinion and an Issuer Tax Opinion with respect to such issuance.

Section 2.10 Designation of Additional Amounts to be included in the Excess Spread Amount for the DiscoverSeries Notes. At any time that any outstanding Series of certificates issued by the Master Trust provides that the Series Principal Collections allocated to such Series will be deposited into the Group Finance Charge Collections Reallocation Account for the Master Trust to the extent necessary for application to cover shortfalls for other Series issued by the Master Trust, an amount equal to (x) all Series Principal Collections allocated to such Series, multiplied by (y) a fraction, the numerator of which is the sum of the Nominal Liquidation Amounts for each outstanding Tranche of the DiscoverSeries Notes (including the Class A(2014-5) Notes and the denominator of which is (i) the Aggregate Investor Interest for the Master Trust minus (ii) the sum of the Series Investor Interests for all such Series that provide that the Series Principal Collections allocated to such Series will be so deposited, is hereby designated to be included in the Excess Spread Amount and shall be treated as Series Finance Charge Amounts for the DiscoverSeries.

Section 2.11 Variable Accumulation Period. Notwithstanding anything to the contrary in Section 4.02 of the Indenture Supplement, the Calculation Agent on behalf of the Issuer shall, by written notice to the Indenture Trustee, delay the commencement of the Accumulation Period for the Class A(2014-5) Notes and determine a new Accumulation Commencement Date, subject to the conditions set forth in this Section 2.11; provided, however, that the Accumulation Period shall commence no later than the first day of the Due Period related to the Expected Maturity Date for the Class A(2014-5) Notes. Any such delay by the Calculation Agent on behalf of the Issuer shall be made no later than the first day of the scheduled Due Period immediately preceding the first Due Period in the Accumulation Period (after giving effect to any prior delay in the commencement of the Accumulation Period pursuant to this Section 2.11).

The Calculation Agent on behalf of the Issuer shall cause such delay if the Calculation Agent determines in good faith that each of the following conditions will be satisfied: (i) the Calculation Agent on behalf of the Issuer delivers to the Indenture Trustee a certificate to the effect that the Calculation Agent on behalf of the Issuer reasonably believes that, based on the payment rate and the anticipated availability of Series Principal Amounts and Reallocated Principal Amounts, the delay in the commencement of the Accumulation Period for the Class A(2014-5) Notes will not result in any Tranche of Notes not being paid in full on the relevant Expected Maturity Date; (ii) such delay is permitted under the Series 2007-CC Series Supplement or any other applicable agreement relating to any Additional Collateral Certificate;

and (iii) the Accumulation Amount, the Accumulation Commencement Date and the Accumulation Period Length shall have been adjusted. The Calculation Agent on behalf of the Issuer shall not be required to obtain confirmation from the applicable Note Rating Agencies that such delay in the commencement of the Accumulation Period will not result in a Ratings Effect for any Tranche of Outstanding DiscoverSeries Notes, unless at the time of such delay there is a Tranche of Outstanding DiscoverSeries Notes, which were issued prior to January 1, 2009 and for which the commencement of the Accumulation Period for such Tranche of Notes has already been delayed pursuant to Section 4.02 of the Indenture Supplement. If such confirmation from the applicable Note Rating Agency is not required, the Calculation Agent on behalf of the Issuer shall provide written notice to each applicable Note Rating Agency in the event that the commencement of the Accumulation Period for the Class A(2014-5) Notes is delayed pursuant to this Section 2.11.

Section 2.12 Permitted Investments. Notwithstanding anything to the contrary in the Indenture or the Pooling and Servicing Agreement, with respect to the Class A(2014-5) Notes, for purposes of the definition of Permitted Investment, “Highest Rating” shall mean, with respect to Standard & Poor’s:

(a) A-1 or AAA for funds on deposit in all Issuer Accounts other than Principal Funding Accounts;

(b) A-1+ or AAA for funds on deposit in Principal Funding Accounts; or

(c) any rating category which will not cause a reduction in or withdrawal of the rating of the Class A(2014-5) Notes, as confirmed in writing by Standard & Poor’s.

[Remainder of page intentionally blank; signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Terms Document to be duly executed, all as of the day and year first above written.

DISCOVER CARD EXECUTION NOTE TRUST,
as Issuer

By:	Wilmington Trust Company,
not in its individual capacity but solely as Owner Trustee

By:
	Name:	Jennifer A. Luce
	Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION,
as Indenture Trustee

By:
	Name:	Edwin J. Janis
	Title:	Vice President

[Signature Page to Class A(2014-5) Terms Document]

Exhibit A

DISCOVERSERIES CLASS A(2014-5) NOTE

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL NOT AT ANY TIME INSTITUTE AGAINST THE ISSUER, ANY MASTER TRUST OR ANY SPECIAL PURPOSE ENTITY THAT ACTS AS A DEPOSITOR WITH RESPECT TO ANY MASTER TRUST OR THE ISSUER, OR JOIN IN ANY INSTITUTION AGAINST THE ISSUER, ANY MASTER TRUST OR ANY SPECIAL PURPOSE ENTITY THAT ACTS AS A DEPOSITOR WITH RESPECT TO ANY MASTER TRUST OR THE ISSUER, ANY RECEIVERSHIP, INSOLVENCY, BANKRUPTCY OR SIMILAR PROCEEDINGS, OR OTHER PROCEEDINGS UNDER ANY UNITED STATES FEDERAL OR STATE BANKRUPTCY OR SIMILAR LAW IN CONNECTION WITH ANY OBLIGATIONS RELATING TO THE NOTES, THE INDENTURE, ANY DERIVATIVE AGREEMENT, ANY SUPPLEMENTAL CREDIT ENHANCEMENT AGREEMENT AND ANY SUPPLEMENTAL LIQUIDITY AGREEMENT.

THE HOLDER OF THIS NOTE, BY ACCEPTANCE OF THIS NOTE, AND EACH HOLDER OF A BENEFICIAL INTEREST IN THIS NOTE, BY THE ACQUISITION OF A BENEFICIAL INTEREST THEREIN, AGREE TO TREAT THE NOTES AS INDEBTEDNESS FOR APPLICABLE FEDERAL, STATE, AND LOCAL INCOME AND FRANCHISE TAX LAW AND FOR PURPOSES OF ANY OTHER TAX IMPOSED ON OR MEASURED BY INCOME.

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REGISTERED	$[ ● ] *
No. 1	CUSIP NO. 254683BL8

DISCOVER CARD EXECUTION NOTE TRUST

1.39%

DISCOVERSERIES CLASS A(2014-5) NOTE

DISCOVER CARD EXECUTION NOTE TRUST, a statutory trust created under the laws of the State of Delaware (herein referred to as the “Issuer” or the “Note Issuance Trust”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, subject to the following provisions, a principal sum of $[ ● ] ([ ● ] dollars) payable on the October 16, 2017 Payment Date (the “Expected Maturity Date”), except as otherwise provided below or in the Indenture or the Indenture Supplement (as defined on the reverse hereof); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the April 15, 2020 Payment Date (the “Legal Maturity Date”). Interest will accrue on this Note at the rate of 1.39% per annum, as more specifically set forth in the Class A(2014-5) Terms Document dated as of October 16, 2014 (the “Terms Document”), between the Issuer and U.S. Bank National Association, as Indenture Trustee (the “Indenture Trustee”, which term includes any successor Indenture Trustee under the Indenture), and shall be due and payable on each Interest Payment Date for the period from and including the 15th day of the month in which the previous Interest Payment Date occurred (or, in the case of the first Interest Payment Date for any Class A(2014-5) Notes, from and including the applicable Issuance Date and assuming the month of issuance has 30 days) to but excluding the 15th day of the month in which the current Interest Payment Date occurs assuming each month has 30 days. Interest will be computed on the basis of twelve 30-day months and a 360-day year (or, in the case of the first Interest Payment Date, based on the actual number of days elapsed and a 360-day year, assuming the month of issuance has 30 days). Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

The principal and interest may be payable monthly, and may be payable earlier or later than the Expected Maturity Date, following an Event of Default or while an Early Redemption Event has occurred and is continuing. No principal or interest will be distributed on the Note following the distribution of proceeds of a Receivables Sale.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

The Initial Dollar Principal Amount of the Class A(2014-5) Notes is $1,200,000,000.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture, Indenture Supplement or the Terms Document referred to on the reverse hereof, or be valid or obligatory for any purpose.

*	Denominations of $200,000 and in integral multiples of $1,000 in excess thereof.

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IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.

DISCOVER CARD EXECUTION NOTE TRUST, as Issuer

BY:	WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Owner Trustee

By:
Name:
Title:

Date: October 16, 2014

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INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

US BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Indenture Trustee

By:
Name:
Title:

Date: October 16, 2014

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REVERSE OF NOTE

This Note is one of the Notes of a duly authorized issue of Notes of the Issuer, designated as its Class A(2014-5) DiscoverSeries Notes (herein called the “Class A(2014-5) Notes”), all issued under an Indenture dated as of July 26, 2007, as amended by the First Amendment to Indenture, dated as of June 4, 2010 (such Indenture, as may be further amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, is herein called the “Indenture”), as supplemented by an Amended and Restated Indenture Supplement for the DiscoverSeries Notes, dated as of June 4, 2010 (such Indenture Supplement, as may be further amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, is herein called the “Indenture Supplement”), between the Issuer and Indenture Trustee, to which Indenture and Indenture Supplement reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes. The Class A(2014-5) Notes are subject to all terms of the Indenture, the Indenture Supplement and the Terms Document. All terms used in this Class A(2014-5) Note that are defined in the Indenture, the Indenture Supplement and the Terms Document shall have the meanings assigned to them in or pursuant to the Indenture, the Indenture Supplement and the Terms Document.

The Class B Notes, the Class C Notes and the Class D Notes of the DiscoverSeries and other tranches of Class A Notes of the DiscoverSeries will also be issued under the Indenture and the Indenture Supplement.

The Class A(2014-5) Notes are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture and the Indenture Supplement.

Principal of the Class A(2014-5) Notes will be payable on the Expected Maturity Date in an amount described on the face hereof except as otherwise provided in the Indenture or the Indenture Supplement.

As described above, the entire unpaid principal amount of this Class A(2014-5) Note shall be due and payable on the Legal Maturity Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Class A(2014-5) Notes shall be due and payable on the date on which an Event of Default relating to the Class A(2014-5) Notes shall have occurred and be continuing and, except in the event of an insolvency related default, the Indenture Trustee or the Majority Holders of the applicable Series, Class or Tranche of Outstanding Dollar Principal Amount of the Outstanding Notes have declared the Class A(2014-5) Notes to be immediately due and payable in the manner provided in Section 702 of the Indenture; provided, however, that such acceleration of the entire unpaid principal amount of the Notes may be rescinded by the Majority Holders of such applicable Series, Class or Tranche of Notes.

On any day occurring on or after the date on which the aggregate Nominal Liquidation Amount of any Tranche of Notes is reduced to less than 5% of its highest Outstanding Dollar Principal Amount, the Depositor or any Affiliate thereof has the right, but not the obligation, to redeem such Tranche of Notes in whole but not in part, pursuant to Section 1202 of the Indenture. The redemption price will be an amount equal to the Outstanding Dollar Principal Amount of such Tranche, plus accrued, unpaid and additional interest or principal accreted and unpaid on such Tranche to but excluding the date of redemption.

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Subject to the terms and conditions of the Indenture, the Beneficiary, on behalf of the Note Issuance Trust, may from time to time issue, or direct the Owner Trustee, on behalf of the Note Issuance Trust, to issue, one or more Series, Classes or Tranches of Notes.

On each Payment Date, the Paying Agent shall distribute to each Holder of Class A(2014-5) Notes of record on the related Record Date (except for the final distribution with respect to this Class A(2014-5) Note) such Holder’s pro rata share of the amounts held by the Paying Agent that are allocated and available on such Payment Date to pay interest and principal on the Class A Notes.

Payments of interest on this Class A(2014-5) Note due and payable on each Payment Date, together with any installment of principal, if any, to the extent not in full payment of this Class A(2014-5) Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Class A(2014-5) Note on the Note Register as of the close of business on each Record Date, except that with respect to Class A(2014-5) Notes registered on the Record Date in the name of the nominee of the clearing agency (initially, such nominee to be CEDE & CO.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Class A(2014-5) Note be submitted for notation of payment. Any reduction in the principal amount of this Class A(2014-5) Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Class A(2014-5) Note and of any Class A(2014-5) Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Class A(2014-5) Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed within five days of such Payment Date and the amount then due and payable shall be payable only upon presentation and surrender of this Class A(2014-5) Note at the Indenture Trustee’s principal Corporate Trust Office or at the office of the Indenture Trustee’s agent appointed for such purposes located in the City of New York. On any payment of interest or principal being made, details of such payment shall be entered by the Indenture Trustee on behalf of the Issuer in Schedule A hereto.

As provided in the Indenture and subject to certain limitations set forth therein and as set forth in the first legend on the face hereof, the transfer of this Class A(2014-5) Note may be registered on the Note Register upon surrender of this Class A(2014-5) Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by a commercial bank or trust company located, or having a correspondent located, in the City of New York or the city in which the Corporate Trust Office is located, or a member firm of a national securities exchange, and such other documents as the Indenture Trustee may require, and thereupon one or more new Class A(2014-5) Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Class A(2014-5) Note, but the transferor may be required to pay a sum

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sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

To the fullest extent permitted by applicable law, each Noteholder or Note Owner, by acceptance of a Class A(2014-5) Note or, in the case of a Note Owner, a beneficial interest in a Class A(2014-5) Note, covenants and agrees that by accepting the benefits of the Indenture it will not at any time institute against the Issuer, any Master Trust or any special purpose entity that acts as a depositor with respect to any Master Trust or the Issuer, or join in any institution against the Issuer, any Master Trust or any special purpose entity that acts as a depositor with respect to any Master Trust or the Issuer of, any receivership, insolvency, bankruptcy or other similar proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture, any Derivative Agreement, any Supplemental Credit Enhancement Agreement and any Supplemental Liquidity Agreement.

Prior to the due presentment for registration of transfer of this Class A(2014-5) Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Class A(2014-5) Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Class A(2014-5) Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing not less than 66 2/3% of the Outstanding Dollar Principal Amount of each adversely affected Series, Class or Tranche of Notes. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Dollar Principal Amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Class A(2014-5) Note shall be conclusive and binding upon such Holder and upon all future Holders of this Class A(2014-5) Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Class A(2014-5) Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

The term “Issuer” as used in this Class A(2014-5) Note includes any successor to the Issuer under the Indenture.

The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

The Class A(2014-5) Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

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THIS CLASS A(2014-5) NOTE AND THE INDENTURE WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATION LAW, WITHOUT REFERENCE TO ANY CONFLICT OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER STATE.

No reference herein to the Indenture and no provision of this Class A(2014-5) Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Class A(2014-5) Note at the times, place, and rate, and in the coin or currency herein prescribed.

No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer or any successor or assign of the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Owner Trustee has no such obligations in its individual capacity). The Holder of this Class A(2014-5) Note by the acceptance hereof agrees that, except as expressly provided in the Indenture and the Indenture Supplement in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Class A(2014-5) Note.

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ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:	*
Signature Guaranteed:

*	NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

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SCHEDULE A

PART I

INTEREST PAYMENTS

Interest Payment Date	Date of Payment	Total Amount of Interest Payable	Amount of Interest Paid	Confirmation of payment by or on behalf of the Note Issuance Trust
1.
2.
3.
4.
5.
6.
7.
8.
9.
10.
11.
12.
13.
14.
15.
16.
17.
18.
19.
20.
21.
22.
23.
24.
25.
26.
27.
28.
29.
30.
31.
32.
33.
34.
35.

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PART II

PRINCIPAL PAYMENTS

Principal Payment Date	Date of Payment	Total Amount of Principal Payable	Total Amount Paid	Confirmation of payment by or on behalf of the Note Issuance Trust
1.
2.
3.
4.
5.
6.
7.
8.
9.
10.
11.
12.

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